Item 7
                                                       Exhibit 23





                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-8 (Numbers 33-36798, 33-53685 and 33-54197) and on Form S-3
(Numbers 33-58810 and 33-61379) of Potomac Electric Power Company and in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Constellation Energy Corporation of our report dated January 19, 1996 appearing on page 30 of
Exhibit 99 of the Current Report on Form 8-K of Potomac Electric
Power Company dated February 6, 1996.





/s/ Price Waterhouse LLP
Price Waterhouse LLP
Washington, D.C.
February 6, 1996